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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of United Community Banks, Inc. on Form S-4 of our report, dated February 27, 2004, appearing in the Annual Report on Form 10-KSB of Liberty National Bancshares, Inc. for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.

                      /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
October 18, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM